Exhibit 21.1

Black Creek Industrial REIT IV Inc. Entities
(as of December 31, 2019)

ENTITY NAME	DOMESTIC JURISDICTION
BCI IV 7A DC LLC	Delaware
BCI IV 395 DC LLC	Delaware
BCI IV 485 DC LLC	Delaware
BCI IV Acquisitions LLC	Delaware
BCI IV Addison DC II LLC	Delaware
BCI IV Airport IC GP LLC	Delaware
BCI IV Airport IC LP	Delaware
BCI IV Avenue B Industrial Center LLC	Delaware
BCI IV Bishops Gate DC LLC	Delaware
BCI IV Cameron BC LLC	Delaware
BCI IV Edison DC LLC	Delaware
BCI IV Eldorado BP LLC	Delaware
BCI IV Elgin DC LLC	Delaware
BCI IV Executive Airport DC LLC	Delaware
BCI IV Fontana DC GP LLC	Delaware
BCI IV Fontana DC LP	Delaware
BCI IV Gothard IC GP LLC	Delaware
BCI IV Gothard IC LP	Delaware
BCI IV Hebron Airpark Logistics Center LLC	Delaware
BCI IV I-80 DC LLC	Delaware
BCI IV Iron Run DC LLC	Delaware
BCI IV Kelly Trade Center GP LLC	Delaware
BCI IV Kelly Trade Center LP	Delaware
BCI IV King of Prussia Industrial Center LLC	Delaware
BCI IV LOC Lender LLC	Delaware
BCI IV Marigold DC GP LLC	Delaware
BCI IV Marigold DC LP	Delaware
BCI IV Medley IC LLC	Delaware
BCI IV Midway IC LLC	Delaware
BCI IV Monte Vista IC GP LLC	Delaware
BCI IV Monte Vista IC LP	Delaware
BCI IV Northgate DC Holdco LLC	Delaware
BCI IV Northgate DC LLC	Delaware
BCI IV Ontario DC GP LLC	Delaware
BCI IV Ontario DC LP	Delaware
BCI IV Ontario IC GP LLC	Delaware
BCI IV Ontario IC LP	Delaware
BCI IV Operating Partnership LP	Delaware
BCI IV Park 429 Logistics Center LLC	Delaware

Exhibit 21.1

ENTITY NAME	DOMESTIC JURISDICTION
BCI IV Pescadero DC GP LLC	Delaware
BCI IV Pescadero DC LP	Delaware
BCI IV Pioneer DC LLC	Delaware
BCI IV Pioneer Parking Lot DC LLC	Delaware
BCI IV Port 146 DC GP LLC	Delaware
BCI IV Port 146 DC LP	Delaware
BCI IV Property Management LLC	Delaware
BCI IV Quakerbridge DC LLC	Delaware
BCI IV Services LLC	Delaware
BCI IV Weston BC LLC	Delaware